Exhibit 99.1

         Contact Information:

Ribozyme Pharmaceuticals, Inc.                 CCG, Public/Investor Relations
2950 Wilderness Place
Boulder, CO 80301                              15300 Ventura Blvd., Suite 303
(303) 449-6500                                 Sherman Oaks, CA 91403
         Marvin Tancer, CFO                    (818) 789-0100
                                               Sean Collins, Partner


                              FOR IMMEDIATE RELEASE


               Ribozyme Pharmaceuticals, Inc. Raises $9.5 Million

          BOULDER, CO - November 29, 2001 - Ribozyme Pharmaceuticals, Inc. ("RPI," NASDAQ: RZYM) announced today that it has received gross proceeds of $9,500,000 through the public offering to selected institutional investors of 2,261,905 newly issued shares of its common stock and five year warrants to purchase 226,191 additional newly issued shares of its common stock at an exercise price of $5.00 per share. ABN AMRO Incorporated served as financial advisor and placement agent for the offering.

          The proceeds from the financing will provide RPI with additional resources to be used to fund and expand clinical development programs in cancer and hepatitis together with the development of RPI's novel diagnostic and pharmacogenomic technology platform based on the use of Allosteric ribozymes. In addition, it will provide working capital for general corporate purposes.

          RPI, at www.rpi.com, is a global leader in the development of ribozyme-based biotherapeutics and diagnostic tools for the treatment and monitoring of significant human diseases. Ribozymes are the product of Nobel Prize-winning research and are synthetically engineered to act as "molecular scissors" capable of cleaving target RNA in a highly specific manner, blocking gene expression and preventing production of unwanted proteins. In addition to its therapeutic and diagnostic pipeline, RPI is leveraging its broad-based nucleic acid technology for applications in genomics, proteomics, and individualized therapeutics. To date, RPI has spun out and licensed technology to Atugen AG which is focused on target validation and drug discovery and additionally earlier this year announced a licensing agreement with Archemix, Inc. for the use of allosteric ribozymes in drug discovery and optimization and environmental monitoring. RPI holds equity positions in both companies and retains certain residual rights. RPI is currently engaged in negotiations with third parties concerning other possible strategic alliances.

          RPI's anti-hepatitis C virus ribozyme, HEPTAZYME(TM), is in Phase II clinical development in a multi-center trial in the U.S. RPI is partnered with Chiron Corporation for the development and commercialization of ANGIOZYME(R), an anti-angiogenic ribozyme designed to inhibit the growth of new vasculature to supply blood to tumors and prevent tumor growth and metastasis, which is also in two Phase II clinical trials. Other RPI development projects include, HERZYME(TM), an anti-HER2 ribozyme for treatment of breast and other cancers in Phase I development and HepBzyme(TM), a ribozyme for the treatment of hepatitis
B. The HERZYME program is being developed by an RPI/Elan joint venture, Medizyme Pharmaceuticals Ltd.

          ANGIOZYME(R) is a registered trademark of Ribozyme Pharmaceuticals Inc. HEPTAZYME(TM), HERZYME(TM) and HepBzyme(TM) are trademarks of Ribozyme Pharmaceuticals Inc.

          THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. THESE RISK FACTORS INCLUDE ACTIONS BY THE U.S. FOOD AND DRUG ADMINISTRATION, TECHNOLOGICAL ADVANCES, ABILITY TO OBTAIN RIGHTS TO TECHNOLOGY, ABILITY TO OBTAIN AND ENFORCE PATENTS, ABILITY TO COMMERCIALIZE AND MANUFACTURE PRODUCTS AND GENERAL ECONOMIC CONDITIONS. THESE AND ADDITIONAL RISK FACTORS ARE IDENTIFIED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE FORMS 10-K AND 10-Q AND IN OTHER SEC FILINGS.



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